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                                                                    Exhibit 24.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement, covering the shares authorized for issuance under the Management Anti-Dilution Incentive Plan, of our report dated March 22, 2000 included in the JMAR Technologies, Inc. Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP

San Diego, California
March 30, 2000